                                                                   Exhibit 10.27






                        LandAmerica Financial Group, Inc.
                        Executive Voluntary Deferral Plan








                                    Effective
                                December 1, 1998

                         Amended and Restated Effective
                                 January 1, 2002




                                TABLE OF CONTENTS

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ARTICLE I Definition of Terms............................................................................1
1.1      Account.........................................................................................1
1.2      Administrator...................................................................................1
1.3      Affiliate.......................................................................................1
1.4      Annual Bonus Date...............................................................................1
1.5      Beneficiary.....................................................................................1
1.6      Benefit Commencement Date.......................................................................1
1.7      Board...........................................................................................1
1.8      Bonus...........................................................................................2
1.9      Closing Price...................................................................................2
1.10     Code............................................................................................2
1.11     Committee.......................................................................................2
1.12     Corporation.....................................................................................2
1.13     Death Benefit...................................................................................2
1.14     Deferral Amount.................................................................................2
1.15     Deferral Benefit................................................................................2
1.16     Deferral Contribution...........................................................................2
1.17     Deferral Contribution...........................................................................2
1.18     Deferral Election...............................................................................2
1.19     Deferral Premium................................................................................2
1.20     Deferred Cash Account...........................................................................3
1.21     Deferred Stock Unit.............................................................................3
1.22     Deferred Stock Unit Account.....................................................................3
1.23     Disabled and Disability.........................................................................3
1.24     Effective Date..................................................................................3
1.25     Eligible Executive..............................................................................3
1.26     First Plan Year.................................................................................3
1.27     Participant.....................................................................................3
1.28     Plan............................................................................................3
1.29     Plan Year.......................................................................................4
1.30     Rate of Return..................................................................................4
1.31     Retirement......................................................................................4

ARTICLE II Eligibility and Participation.................................................................4
2.1      Eligibility.....................................................................................4
2.2      Participation...................................................................................4
2.3      Commencement of Active Participation............................................................4
2.4      Length of Participation.........................................................................5


ARTICLE III Determination of Deferral....................................................................5
3.1      Deferral Benefit................................................................................5
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                                      -ii-

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                                TABLE OF CONTENTS

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3.2      Deferral Election...............................................................................5
3.3      Subtractions from Deferred Cash Account and Deferred Stock Unit Account.........................7
3.4      Crediting of Interest to Deferred Cash Account..................................................7
3.5      Equitable Adjustment in Case of Error or Omission...............................................7
3.6      Statement of Benefits...........................................................................7

ARTICLE IV Accounts and Investments......................................................................7
4.1      Accounts........................................................................................7
4.2      Deferred  Stock Units...........................................................................7
4.3      Hypothetical Nature of Accounts and Investments.................................................8

ARTICLE V Vesting........................................................................................9

ARTICLE VI Death Benefits................................................................................9
6.1      Pre-Benefit Commencement Date Death Benefit.....................................................9
6.2      Post-Benefit Commencement Date Death Benefit....................................................9

ARTICLE VII Payment of Benefits..........................................................................9
7.1      Payment of Deferral Benefit.....................................................................9
7.2      Payment of Death Benefit.......................................................................10
7.3      Form of Payment of Deferral Benefit............................................................10
7.4      Benefit Determination and Payment Procedure....................................................10
7.5      Payments to Minors and Incompetents............................................................10
7.6      Distribution of Benefit When Distributee Cannot Be Located.....................................10
7.7      Deferral Benefit Upon Disability or Retirement.................................................10

ARTICLE VIII Beneficiary Designation....................................................................11
8.1      Beneficiary Designation........................................................................11

ARTICLE IX Withdrawals..................................................................................11
9.1      No Withdrawals Permitted.......................................................................11
9.2      Hardship Exemption.............................................................................11

ARTICLE X Funding.......................................................................................12
10.1     Funding........................................................................................12

ARTICLE XI Change of Control............................................................................13
11.1     Change of Control..............................................................................13
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                                     -iii-

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                                TABLE OF CONTENTS

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11.2     Effect of Change of Control....................................................................14

ARTICLE XII Plan Adminstrator...........................................................................15
12.1     Appointment of Administrator...................................................................15
12.2     Duties and Responsibilities of Plan Administrator..............................................15
12.3     Claims Procedures..............................................................................16

ARTICLE XIII Amendment or Termination of Plan...........................................................17
13.1     Amendment or Termination of the Plan...........................................................17

ARTICLE XIV Miscellaneous...............................................................................17
14.1     Non-assignability..............................................................................17
14.2     Notices and Elections..........................................................................17
14.3     Delegation of Authority........................................................................17
14.4     Service of Process.............................................................................18
14.5     Governing Law..................................................................................18
14.6     Binding Effect.................................................................................18
14.7     Severability...................................................................................18
14.8     Gender and Number..............................................................................18
14.9     Titles and Captions............................................................................18

                        LandAmerica Financial Group, Inc.
                        Executive Voluntary Deferral Plan

     The Board of Directors is of the opinion that it is in the best interests of LandAmerica Financial Group, Inc. (the "Corporation") to provide certain key executives an opportunity to defer receipt of bonus payments as well as an opportunity for such key executives to align their interests with the Corporation by being tied to the performance of the Corporation's common stock.

     Pursuant to action taken by the Board of Directors, the following LandAmerica Financial Group, Inc. Executive Voluntary Deferral Plan (the "Plan") is hereby adopted.

                                    ARTICLE I
                               Definition of Terms
                               -------------------

     The following words and terms as used in this Plan shall have the meaning set forth below, unless a different meaning is clearly required by the context:

     1.1 "Account": A bookkeeping account established for a Participant under
Article IV hereof.

     1.2 "Administrator": The Committee or its designee is the Plan
Administrator.

     1.3 "Affiliate": Any subsidiary, parent, affiliate, or other related business entity to the Corporation.

     1.4 "Annual Bonus Date:" The date in a particular year on which the Bonus awarded to those Participants who receive solely one Bonus award per year becomes payable or would otherwise become payable, but for a Participant's Deferral Election.

     1.5 "Beneficiary": The person or persons designated by a Participant or otherwise entitled pursuant to Section 8.1 to receive benefits under the Plan attributable to such Participant after the death of such Participant.

     1.6 "Benefit Commencement Date": The date irrevocably elected by the Participant pursuant to Section 3.2, which date may not be later than the Participant's 70th birthday. The same Benefit Commencement Date shall be required for all Deferral Contributions made and Deferral Benefits attributable to a Plan Year.

     1.7 "Board": The present and any succeeding Board of Directors of the Corporation, unless such term is used with respect to a particular Affiliate and its Directors, in which event it shall mean the present and any succeeding Board of Directors of that Affiliate.

     1.8 "Bonus": Compensation paid to a Participant for services rendered to the Corporation, which is designated as a "bonus" by the Committee and which shall include without limitation any pre-tax or sub-goal bonuses.

     1.9 "Closing Price": The closing price of a share of common stock of the Corporation as reported on the New York Stock Exchange composite tape on such day or, if the common stock of the Corporation was not traded on the New York Stock Exchange on such day, then on the next preceding day that the common stock of the Corporation was traded on such exchange, all as reported by such source as the Administrator may select.

     1.10 "Code": The Internal Revenue Code of 1986, as the same may be amended from time to time.

     1.11 "Committee": The Compensation Committee of the Board.

     1.12 "Corporation": LandAmerica Financial Group, Inc., or any successor thereto.

     1.13 "Death Benefit": The benefit with respect to a Participant due a Participant's Beneficiary, determined in accordance with Article VI hereof.

     1.14 "Deferral Amount": With respect to each Plan Year, the sum of the Deferral Contributions of a Participant with respect to his Bonus to be paid during the Plan Year.

     1.15 "Deferral Benefit": The balance in a Participant's Deferred Cash Account and Deferred Stock Unit Account.

     1.16 "Deferral Contribution": The portion of a Participant's Bonus, which is deferred under the Plan.

     1.17 "Deferral Contribution Date": The Annual Bonus Date on which a Deferral Contribution is credited to a Participant's Deferred Cash Account or Deferred Stock Unit Account in accordance with Section 3.2.

     1.18 "Deferral Election": An irrevocable election of a Deferral Amount in writing executed by the Eligible Executive or Participant and timely filed with the Administrator.

     1.19 "Deferral Premium": Additional Deferred Stock Units awarded to a Participant who elects to defer his Bonus into the Deferred Stock Unit Account equal to twenty percent (20%) of the Participant's Deferral Contribution into the Deferred Stock Unit Account for a given Plan Year.

     1.20 "Deferred Cash Account": An unfunded, bookkeeping account maintained on the books of the Corporation for a Participant, which reflects the Participant's Deferral Contributions made under the Plan. Separate subdivisions of the Deferred Cash Account shall continue to be maintained to reflect Deferral Contributions made and Deferral Benefits attributable with respect to each Plan Year.

     1.21 "Deferred Stock Unit": A hypothetical share of the Corporation's common stock.

     1.22 "Deferred Stock Unit Account": An unfunded, bookkeeping account maintained on the books of the Corporation for a Participant, which reflects his interest in amounts attributable to his Deferred Contributions under the Plan. Separate subdivisions of the Deferred Stock Unit Account shall be maintained to reflect Deferral Contributions made and Deferral Benefits attributable with respect to each Plan Year and within each Plan Year, the Deferral Contributions and Deferral Benefits attributable to Deferral Contributions of Bonus and Deferral Premiums.

     1.23 "Disabled" and "Disability" shall have the meanings assigned to such terms in the Company's Long-Term Disability Plan.

     1.24 "Effective Date": The Effective Date of the Plan is December 1, 1998.

     1.25 "Eligible Executive": An executive who has the rank of Senior Vice-President of the Company, or higher.

     1.26 "First Plan Year": The Plan Year commencing January 1, 1998.

     1.27 "Participant": An Eligible Executive who elects to participate in the Plan, and further differentiated as follows:

          (i) "Active Participant": A Participant who has an election to make Deferral Contributions to the Plan in effect at the time in question.

          (ii) "Inactive Participant": A Participant who does not have an election to make Deferral Contributions to the Plan in effect at the time in question.

     1.28 "Plan": This document, as contained herein or duly amended, which shall be known as the "LandAmerica Financial Group, Inc. Executive Voluntary Deferral Plan".

     1.29 "Plan Year": The calendar year during which a Participant's Bonus is earned.

     1.30 "Rate of Return": Eight percent (8%) for the First Plan Year, and eight percent (8%) for subsequent Plan Years until, if ever, increased by the Compensation Committee.

     1.31 "Retirement": A Participant's termination of employment with the Company at or after age 65.

                                   ARTICLE II
                          Eligibility and Participation
                          -----------------------------

     2.1 Eligibility. Each Eligible Executive shall be eligible to participate
         -----------
in the Plan and to defer Bonus for such Plan Year as provided in this Plan. Any questions as to whether an executive of the Company is employed at the level of Senior Vice-President of the Company, or higher, shall be determined by the Administrator, in its sole discretion, in accordance with Company policy, if any, on such matters.

     2.2 Participation.
         -------------

     (a) In order to become an Active Participant and to make Deferral Contributions with respect to a Plan Year, an Eligible Executive must file with the Administrator a Deferral Election, in accordance with the terms and conditions set forth in Section 3.2. For the First Plan Year, such Deferral Election must be filed no later than December 31, 1998. With respect to all Plan Years other than the First Plan Year, such Deferral Election must be filed no later than the December 31 preceding such Plan Year or at such earlier time as may be set by the Committee in its sole discretion.

     (b) By executing and filing such election with the Administrator, an Eligible Executive consents and agrees to the following:

          (i) To execute such applications and take such physical examinations and to supply truthfully and completely such information as may be requested by any health questionnaire provided by the Administrator;

          (ii) To be bound by all terms and conditions of the Plan and all amendments thereto.

     2.3 Commencement of Active Participation. An Eligible Executive shall
         ------------------------------------
become an Active Participant with respect to a Plan Year only if he is expected to have Bonus during such Plan Year, and he timely files and has in effect a Deferral Election for such Plan Year.

     2.4 Length of Participation. An individual who is or becomes a Participant
         -----------------------
shall be or remain an Active Participant as long as he has a Deferral Election in effect; and he shall be or remain an Inactive Participant as long as he is entitled to future benefits under the terms of the Plan and is not considered an Active Participant.

                                   ARTICLE III
                            Determination of Deferral
                            -------------------------

     3.1 Deferral Benefit. For purposes hereof, a Participant's Deferral Benefit
         ----------------
shall be the balance in his Deferred Cash Account and his Deferred Stock Unit Account at the time in question.

     3.2 Deferral Election.
         -----------------

     (a) Subject to the restrictions and conditions hereinafter provided, a Participant may irrevocably elect, as a Deferral Contribution with respect to a Plan Year, to defer part or all of the Participant's Bonus for a given Plan Year, which is specified in his Deferral Election for such

Plan Year in accordance with the conditions set forth in this Section 3.2. Any such Deferral Election must be filed with the Administrator at the time required under Section 2.2(a).

     (b) The following conditions apply:

          (i) The maximum Deferral Contribution with respect to any Participant for a Plan Year shall be one hundred percent (100%) of his Bonus for such Plan Year, and such election shall be expressed by the Participant's indication of (x) the excess of a dollar level, (y) a stated percentage, or
     (z) a stated percentage of the excess of a dollar level of the Participant's Bonus for a given Plan Year.

          (ii) On such election form, the Participant shall indicate how the Deferral Contribution is to be allocated between the Participant's Deferred Cash Account and the Participant's Deferred Stock Unit Account. To the extent that a Participant elects to defer amounts into his Deferred Cash Account, the Participant's Deferred Cash Account shall be credited with the dollar amount of the Deferral Contribution allocated to such Account either
     (i) as of the day on which the Bonus would otherwise be paid to the Participant if such day is an Annual Bonus Date; or (ii) if such day on which the Bonus would otherwise be paid is not an Annual Bonus Date, then as of the next occurring Annual Bonus Date. To the extent that a Participant elects to defer amounts into his Deferred Stock Unit Account, the Participant's Deferred Stock Unit Account shall be credited with that number of Deferred Stock Units determined by dividing the dollar amount of the Participant's Deferral Contribution to the Deferred Stock Unit Account by the Closing Price either (i) as of the day on which the Bonus would otherwise be paid to the Participant if such day is an Annual Bonus Date; or (ii) if such day on which the Bonus would otherwise be paid is not an Annual Bonus Date, then as of the next occurring Annual Bonus Date. The Annual Bonus Date on which a Participant's Deferred Cash Account or Deferred Stock Unit Account is credited in accordance with this Section 3.2 shall be referred to as the Deferral Contribution Date.

          (iii) A Participant who makes a Deferral Contribution for a given Plan Year into the Participant's Deferred Stock Unit Account shall receive a Deferral Premium of additional Deferred Stock Units equal to twenty percent (20%) of the Participant's Deferral Contribution to his Deferred Stock Unit Account for such Plan Year. The Deferral Premium shall be credited to the Participant's Deferred Stock Unit Account in addition to the Deferred Stock Units received as a result of the election to defer the Participant's Bonus in the manner provided in this Section 3.2, although such Deferral Premium shall be subject to certain vesting requirements set forth in (ix) below.

          (iv) A separate Deferral Election must be filed for each Plan Year.

          (v) Each Deferral Election shall be made on a form provided by the Administrator and shall specify any such information as the Administrator may require.

          (vi) A Deferral Election must specify the manner of payment and the period of payment. A Participant may elect to receive a lump sum payment or quarterly installment payments over a term of years of up to fifteen years.

          (vii) A Deferral Election must specify the Benefit Commencement Date. A Participant may elect to receive payments on a date which is at least two
     (2) years from the Deferral Contribution Date for such election but in no event later than the Participant's 70th birthday or on a date which is the later of two (2) years from the Deferral Contribution Date for such election but in no event later than the Participant's 70th birthday or the Participant's termination of employment with the Corporation. The Benefit Commencement Date specified in the Participant's Deferral Election may be accelerated upon the Participant's death, Disability, Retirement or upon a Change of Control as further provided in this Plan.

          (viii) A Participant shall have the option of postponing the elected Benefit Commencement Date of a Deferral Benefit whether from the Participant's Deferred Cash Account or Deferred Stock Unit Account by making an irrevocable election to roll over such Deferral Benefit at least one year before such Deferral Benefit is payable, provided that the Participant may not change his previous allocation of amounts to his Deferred Cash Account and Deferred Stock Unit Account at such time and provided that a Participant may not postpone the elected Benefit Commencement Date past the Participant's 70th birthday. A Participant shall make such election on a form designated by the Administrator.

          (ix) The Participant shall forfeit a Deferral Premium (and any dividends credited to the Participant's Deferred Stock Unit Account as a result of such Deferral Premium) if the Participant separates from service to the Corporation before the second anniversary of the date on which the Deferral Premium was awarded for any reason other than (1) on account of the Participant's death, Disability or Retirement or (2) following a Change of Control with respect to Deferral Premiums awarded before the Change of Control.

     3.3 Subtractions from Deferred Cash Account and Deferred Stock Unit
         ---------------------------------------------------------------
Account. All distributions from a Participant's Deferred Cash Account and
-------
Deferred Stock Unit Account shall be subtracted when such distributions are made.

     3.4 Crediting of Interest to Deferred Cash Account. There shall be credited
         ----------------------------------------------
to each Participant's Deferred Cash Account an amount representing interest on the balance of such account. Interest shall be credited as earned. Such interest shall be based on the applicable Rate of Return for the Plan Year.

     3.5 Equitable Adjustment in Case of Error or Omission. If an error or
         -------------------------------------------------
omission is discovered in the Deferred Cash Account and Deferred Stock Unit Account of a Participant, the Administrator shall make such equitable adjustments as the Administrator deems appropriate.

     3.6 Statement of Benefits. Within a reasonable time after the end of the
         ---------------------
Plan Year and at the date a Participant's Deferral Benefit or Death Benefit becomes payable under the Plan, the Administrator shall provide to each Participant (or, if deceased, to his Beneficiary) a statement of the benefit under the Plan.

                                   ARTICLE IV
                            Accounts and Investments
                            ------------------------

     4.1 Accounts. A separate Account under the Plan shall be established for
         --------
each Participant. Such Account shall be (a) credited with the amounts credited in accordance with Section 3.2, (b) credited (or charged, as the case may be) with the investment results determined in accordance with Section 4.2, and (c) charged with the amounts paid by the Plan to or on behalf of the Participant in accordance with Article VII. With each Participant's Account, separate subaccounts including a Deferred Stock Unit Account and a Deferred Cash Account shall be maintained.

     4.2 Deferred Stock Units. Except as provided below, a Participant's
         --------------------
Deferred Stock Unit Account shall be treated as if it were invested in Deferred Stock Units that are equivalent in value to the fair market value of the shares of the Corporation's common stock in accordance with the following rules:

     (a) Before the Benefit Commencement Date, the number of Deferred Stock Units credited to a Participant's Deferred Stock Unit Account shall be increased on each date on which a dividend is paid on the Corporation's common stock. The number of additional Deferred Stock Units credited to a Participant's Deferred Stock Unit Account as a result of such increase shall be determined by (i) multiplying the total number of Deferred Stock Units (with fractional Deferred Stock Units rounded off to the nearest thousandth) credited to the Participant's Deferred Stock Unit Account immediately before such increase by the amount of the dividend paid per share of the Corporation's common stock on the dividend payment date, and (ii) dividing the product so determined by the Closing Price on the dividend payment date.

     (b) The dollar value of the Deferred Stock Units credited to a Participant's Deferred Stock Unit Account on any date shall be determined by multiplying the number of Deferred Stock Units (including fractional Deferred Stock Units) credited to the Participant's Deferred Stock Unit Account by the Closing Price on that date.

     (c) In the event of a transaction or event described in this subsection
(c), the number of Deferred Stock Units credited to a Participant's Deferred Stock Unit Account shall be adjusted in such manner as the Board, in its sole discretion, deems equitable. A transaction or event is described in this subsection (c) if (i) it is a dividend (other than regular quarterly dividends) or other distribution (whether in the form of cash, shares, other securities, or other property), extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, repurchase, or exchange of shares or other securities, the issuance or exercisability of stock purchase rights, the issuance of warrants or other rights to purchase shares or other securities, or other similar corporate transaction or event and (ii) the

Board determines that such transaction or event affects the shares of the Corporation's common stock, such that an adjustment pursuant to this paragraph
(c) is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

     (d) A Participant who elects to receive distribution of his Accounts in quarterly installments will not have his or her Deferred Stock Unit Account credited with Deferred Stock Units on or after the Benefit Commencement Date.

     (e)On the Benefit Commencement Date, the Deferred Stock Unit Account of a Participant who has elected to receive his Deferral Benefit in quarterly installments shall be converted to a Deferred Cash Account which shall be combined with the Participant's existing Deferred Cash Account. The Deferred Cash Account shall continue to accrue interest at the Rate of Return.

     4.3 Hypothetical Nature of Accounts and Investments. Each Account
         -----------------------------------------------
established under this Article IV shall be maintained for bookkeeping purposes only. Neither the Plan nor any of the Accounts established under the Plan shall hold any actual funds or assets. The Deferred Stock Units established hereunder shall be used solely to determine the amounts to be paid hereunder, shall not represent an equity security of the Corporation, shall not be convertible into or otherwise entitle a Participant to acquire an equity security of the Corporation and shall not carry any voting or dividend rights.

                                    ARTICLE V
                                     Vesting
                                     -------

     5.1 Vesting. A Participant's Deferred Cash Account and Deferred Stock Unit
         -------
Account shall be fully vested and non-forfeitable at all times, except that Deferral Premiums and any dividends credited to the Participant's Deferred Stock Unit Account as a result of such Deferral Premiums shall vest as provided in
Section 3.2 (ix).

                                   ARTICLE VI
                                 Death Benefits
                                 --------------

     6.1 Pre-Benefit Commencement Date Death Benefit. In the event that a
         -------------------------------------------
Participant dies prior to his Benefit Commencement Date, then the Participant's Deferred Stock Unit Account shall be converted to a Deferred Cash Account as of the first day of the month following the Participant's date of death, which Deferred Cash Account shall accrue annual interest thereafter at the Rate of Return to the extent not paid out in a lump sum pursuant to the Participant's election form. The Beneficiary of such Participant shall be entitled to receive as a Death Benefit an amount equal to the Deferral Benefit as of the Benefit Commencement that the Participant would have received had the Participant lived to receive the full Deferral Benefit. This Death Benefit shall be paid pursuant to the Participant's election form except that the payment shall be made, or begin, no more than ninety (90) days after the Participant's date of death.

     6.2 Post-Benefit Commencement Date Death Benefit. In the event that a
         --------------------------------------------
Participant dies after his Benefit Commencement Date, then the Beneficiary of such Participant shall be entitled to receive as a Death Benefit a continuation of the payment of the Deferral Benefit in the same manner and in the same amount that the Participant would have received had the Participant lived to receive the Deferral Benefit.

                                   ARTICLE VII
                               Payment of Benefits
                               -------------------

     7.1 Payment of Deferral Benefit. A Participant's Deferral Benefit, if any,
         ---------------------------
shall become payable to the Participant as of the Benefit Commencement Date specified in his Deferral Election or as soon thereafter as is administratively practical. If the Participant has elected to receive the Deferral Benefit in quarterly installments, each of the Participant's installment payments shall be comprised of accrued interest, if any, and that portion of the Participant's Deferral Benefit equal to the balance in the Participant's Deferred Cash Account divided by the number of remaining annual installment payments to be made to the Participant.

     7.2 Payment of Death Benefit. A Participant's Death Benefit shall be
         ------------------------
payable to his Beneficiary as set forth in Article VI.

     7.3 Form of Payment of Deferral Benefit. A Participant shall be paid his
         -----------------------------------
Deferral Benefit beginning at the Benefit Commencement Date in a lump sum or in periodic installment payments payable quarterly for the term of years as irrevocably elected by the Participant pursuant to Section 3.2.

     7.4 Benefit Determination and Payment Procedure. The Administrator has the
         -------------------------------------------
authority, in its sole discretion and judgment to make all determinations concerning eligibility for benefits under the Plan, the time or terms of payment, and the form or manner of payment to the Participant or the Participant's Beneficiary, in the event of the death or Disability of the Participant. The Administrator shall promptly notify the Corporation of each such determination that benefit payments are due and provide to the Corporation all other information necessary to allow the Corporation to carry out said determination, whereupon the Corporation shall pay such benefits in accordance with the Administrator's determination.

     7.5 Payments to Minors and Incompetents. If a Participant or Beneficiary
         -----------------------------------
entitled to receive any benefits hereunder is a minor or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, or is deemed so by the Administrator, benefits will be paid to such person as the Administrator may designate for the benefit of such Participant or Beneficiary. Such payments shall be considered a payment to such Participant or Beneficiary and shall, to the extent made, be deemed a complete discharge of any liability for such payments under the Plan.

     7.6 Distribution of Benefit When Distributee Cannot Be Located. The
         ----------------------------------------------------------
Administrator shall make all reasonable attempts to determine the identity and/or whereabouts of a Participant or a Participant's Beneficiary entitled to benefits under the Plan, including the mailing by certified mail of a notice to the last known address shown on the Corporation's or the Administrator's records. If the Administrator is unable to locate such a person entitled to benefits hereunder, or if there has been no claim made for such benefits, the Corporation shall continue to hold the benefit due such person, subject to any applicable statute of escheats.

     7.7 Deferral Benefit Upon Disability or Retirement. In the event of the
         ----------------------------------------------
Participant's Disability or Retirement prior to his selected Benefit Commencement Date, the Participant's Benefit Commencement Date shall be adjusted to the first day of the month following the Participant's Retirement or Disability. On such adjusted Benefit Commencement Date, the Deferred Stock Unit Account of a Participant who has elected to receive his Deferral Benefit in quarterly installments shall be converted to a Deferred Cash Account, which shall be combined with the Participant's existing Deferred Cash Account. The Deferred Cash Account shall continue to accrue interest at the Rate of Return. The Participant's Deferral Benefit shall become payable on the first day of the month following such event and shall be paid in the manner prescribed on the Participant's election form, except with regard to the Participant's originally selected Benefit Commencement Date.

                                  ARTICLE VIII
                             Beneficiary Designation
                             -----------------------

     8.1 Beneficiary Designation.
         -----------------------

     (a) A Participant may designate a Beneficiary and a contingent Beneficiary. Any Beneficiary designation made hereunder shall be effective only if properly signed and dated by the Participant and delivered to the Administrator prior to the time of the Participant's death. The most recent Beneficiary designation received by the Administrator shall be the effective Beneficiary designation for all Plan Years and shall supercede all prior Beneficiary designations unless specifically designated otherwise. Any Beneficiary designation hereunder shall remain effective until changed or revoked hereunder.

     (b) A Beneficiary designation may be changed by the Participant at any time, or from time to time, by filing a new designation in writing with the Administrator.

     (c) If the Participant dies without having designated a Beneficiary or a contingent Beneficiary or if the Participant dies and the Beneficiary and contingent Beneficiary so named by the Participant have both predeceased the Participant, then the Participant's estate shall be deemed to be his Beneficiary. In the event that the Participant dies and the Beneficiary so named by the Participant has predeceased the Participant, then the surviving contingent Beneficiary, if any, shall be the Beneficiary.

     (d) If a Beneficiary of the Participant shall survive the Participant but shall die before the Participant's entire benefit under the Plan has been distributed, then the unpaid balance thereof shall be distributed to any other beneficiary named by the deceased Beneficiary to receive his interest or, if none, to the estate of the deceased Beneficiary.

                                   ARTICLE IX
                                   Withdrawals
                                   -----------

     9.1 No Withdrawals Permitted. No withdrawals or other distributions shall
         ------------------------
be permitted from the Deferred Cash Account and Deferred Stock Unit Account except as specifically provided in Articles VII and IX.

     9.2 Hardship Exemption.
         ------------------

     (a) A distribution of a portion of the Participant's Deferral Account because of an Unforeseeable Emergency will be permitted only to the extent required by the Participant to satisfy the emergency need. Whether an Unforeseeable Emergency has occurred will be determined solely by the Administrator. Distributions in the event of an Unforeseeable Emergency may be made by and with the approval of the Administrator upon written request by a Participant.

     (b) An "Unforeseeable Emergency" is defined as a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant's control. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any event, any distribution under this
Section 9.2 shall not exceed the remaining amount required by the Participant to resolve the hardship after (i) reimbursement or compensation through insurance or otherwise, (ii) obtaining liquidation of the Participant's assets, to the extent such liquidation would not itself cause a severe financial hardship, or
(iii) suspension of deferrals under the Plan.

                                    ARTICLE X
                                     Funding
                                     -------

     10.1 Funding.
          -------

     (a) All Plan Participants and Beneficiaries are general unsecured creditors of the Corporation with respect to the benefits due hereunder and the Plan constitutes a mere promise by the Corporation to make benefit payments in the future. It is the intention of the Corporation that the Plan be considered unfunded for tax purposes.

     (b) The Corporation may, but is not required to, purchase life insurance in amounts sufficient to provide some or all of the benefits provided under this Plan or may otherwise segregate assets for such purpose.

     (c) The Corporation may, but is not required to, establish a grantor trust which may be used to hold assets of the Corporation which are maintained as reserves against the Corporation's unfunded, unsecured obligations hereunder. Such reserves shall at all times be subject to the claims of the Corporation's creditors. To the extent such trust or other vehicle is established, and assets contributed, for the purpose of fulfilling the Corporation's obligation hereunder, then such obligation of the Corporation shall be reduced to the extent such assets are utilized to meet its obligations hereunder. Any such trust and the assets held thereunder are intended to conform in substance to the terms of the model trust described in Revenue Procedure 92-64.

                                   ARTICLE XI
                                Change of Control
                                -----------------

     11.1 Change of Control.
          -----------------

          A "Change of Control" shall mean:

     (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section; or

     (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (d) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

     Notwithstanding the foregoing, for purposes of subsection (a) of this Section, a Change of Control shall not be deemed to have taken place if, as a result of an acquisition by the Corporation which reduces the Outstanding Corporation Common Stock or the Outstanding Corporation Voting Securities, the beneficial ownership of a Person increases to 20% or more of the Outstanding Corporation Common Stock or the Outstanding Corporation Voting Securities; provided, however, that if a Person shall become the beneficial owner of 20% or more of the Outstanding Corporation Common Stock or the Outstanding Corporation Voting Securities by reason of share purchases by the Corporation and, after such share purchases by the Corporation, such Person becomes the beneficial owner of any additional shares of the Outstanding Corporation Common Stock or the Outstanding Corporation Voting Stock, for purposes of subsection (a) of this Section, a Change of Control shall be deemed to have taken place.

     11.2 Effect of Change of Control.
          ---------------------------

     (a) Upon a Change of Control, the Corporation shall establish, if one has not been established, a grantor trust, as described in Section 10.1(c) and shall contribute to such trust within seven (7) days of the Change of Control and within thirty (30) days of the end of each Plan Year thereafter, a lump sum payment equal to the difference between the aggregate value of all Participants' Accounts and the value of the assets of the trust on the date of the Change of Control or end of the Plan Year.

     (b) Notwithstanding any other provision in any other Article of this Plan to the contrary, in the event Participant separates from service to the Corporation within three (3) years following a Change of Control, other than on account of the Participant's death, Disability or Retirement, (i) the value of all amounts deferred by a Participant which have not yet been credited to the Participant's Account and (ii) the value of such Participant's Account shall be paid to Participant in a lump-sum payment no later than thirty (30) days after the date of the Participant's separation from service.

     (c) Upon a Change of Control, each Participant's Stock Unit Account shall be adjusted as provided in Section 4.1(c). The amount of such adjustment shall be determined by the Board (which, for this purpose, shall be comprised of employee members of the Board prior to the Change of Control) so as to reflect fairly and equitably appropriate circumstances as the Board deems appropriate, including, without limitation, the recent price of shares of the Corporation's common stock. For purposes of adjustments under this Section 11.2(c), the value of a Participant's Deferred Stock Unit Account shall be adjusted to the greater of (1) the Closing Price on or nearest the date on which the Change of Control is deemed to occur, or (2) the highest per share price for shares of the Corporation's common stock actually paid in connection with the Change of Control. In the event the consideration received in the Change of Control transaction by the holders of the Corporation's common stock includes shares of stock of another corporation (an "Acquiring Corporation"), the adjustment under this Section 11.2(c) shall include converting each Deferred Stock Unit into units of stock of the Acquiring Corporation of the same class as the shares received by the holders of the Corporation's common stock in the Change of Control transaction using the same exchange ratio as the exchange ratio used in the Change of Control transaction and such units shall be deemed to be equivalent in value to the fair market value of such shares of the Acquiring Corporation. Such units shall thereafter be deemed to be Deferred Stock Units within the meaning of this Plan and accounted for and adjusted accordingly. Any other adjustment made to a Deferred Stock Unit Account, including an adjustment relating to other consideration received in the Change of Control transaction by the holders of the Corporation's common stock, shall be credited to the Participant's Deferred Cash Account.

                                   ARTICLE XII
                               Plan Administrator
                               ------------------

     12.1 Appointment of Administrator.
          ----------------------------

     (a) The Committee shall serve as the Administrator unless the Committee has appointed one or more persons to serve as the Plan Administrator (the "Administrator") for the purpose of administering the Plan. In the event more than one person is appointed, the persons shall form a committee for the purpose of functioning as the Administrator of the Plan. If the Committee has so appointed an Administrator, the person or committeemen serving as Administrator shall serve for indefinite terms at the pleasure of the Committee, and may, by thirty (30) days prior written notice to the Committee, terminate such appointment.

     12.2 Duties and Responsibilities of Plan Administrator.
          -------------------------------------------------

     (a) The Administrator shall maintain and retain necessary records regarding its administration of the Plan.

     (b) The Administrator is empowered to settle claims against the Plan and to make such equitable adjustments in a Participant's or Beneficiary's rights or entitlements under the Plan as it deems appropriate in the event an error or omission is discovered or claimed in the operation or administration of the Plan as provided in Section 12.3.

     (c) The Administrator has the authority in its sole judgment and discretion to construe the Plan, correct defects, supply omissions or reconcile inconsistencies to the extent necessary to effectuate the Plan, and such action shall be conclusive and binding on all Participants.

     12.3 Claims Procedures.
          -----------------

     (a) Any claim by a Participant or his or her Beneficiary (hereafter the "Claimant") for benefits shall be submitted in writing to the Administrator. The Administrator shall be responsible for deciding whether such claim is payable, or the claimed relief otherwise is allowable, under the provisions and rules of the Plan (a "Covered Claim"). The Administrator otherwise shall be responsible for providing a full review of the Administrator's decision with regard to any claim, upon a written request.

     (b) Each Claimant or other interested person shall file with the Administrator such pertinent information as the Administrator may specify, and in such manner and form as the Administrator may specify; and, such person shall not have any rights or be entitled to any benefits, or further benefits, hereunder, as the case may be, unless the required information is filed by the Claimant or on behalf of the Claimant. Each Claimant shall supply, at such times and in such manner as may be required, written proof that the benefit is covered under the Plan. If it is determined that a Claimant has not incurred a Covered Claim or if the Claimant shall fail to furnish such proof as is requested, no benefits, or no further benefits, hereunder, as the case may be, shall be payable to such Claimant.

     (c) Notice of any decision by the Administrator with respect to a Claim generally shall be furnished to the Claimant within ninety (90) days following the receipt of the claim by the Administrator (or within ninety (90) days following the expiration of the initial ninety (90) day period in any case where there are special circumstances requiring extension of time for processing the claim). If special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished by the Administrator to the Claimant.

     (d) Commencement of benefit payments shall constitute notice of approval of a claim to the extent of the amount of the approved benefit. If such claim shall be wholly or partially denied, such notice shall be in writing. If the Administrator fails to notify the Claimant of the decision regarding his or her claim in accordance with the "Claims Procedure" provisions, the claim shall be "deemed" denied; and, the Claimant then shall be permitted to proceed with the claims review procedure provided for herein.

     (e) Within sixty (60) days following receipt by the Claimant of notice of the claim denial, or within sixty (60) days following the date of a deemed denial, the Claimant may appeal denial of the claim by filing a written application for review with the Administrator. Following such request for review, the Administrator shall fully review the decision denying the claim. The decision of the Administrator then shall be made within sixty (60) days following receipt by the Administrator of a timely request for review (or within one hundred and twenty (120) days after such receipt, in a case where there are special circumstances requiring an extension of time for reviewing such denied claim). The Administrator shall deliver its decision to the Claimant in writing. If the decision on review is not furnished within the prescribed time, the claim shall be deemed denied on review.

     (f) For all purposes under the Plan, the decision with respect to a claim (if no review is requested) and the decision with respect to a claims review (if requested), shall be final, binding and conclusive on all Participants, Beneficiaries and other interested parties, as to all matters relating to the Plan and Plan benefits. Further, each claims determination under the Plan shall be made in the absolute and exclusive discretion and authority of the Committee.

                                  ARTICLE XIII
                        Amendment or Termination of Plan
                        --------------------------------

     13.1 Amendment or Termination of the Plan. The Plan may be terminated or
          ------------------------------------
amended at any time by the Board, effective as of any date specified. Any such action taken by the Board shall be evidenced by a resolution and shall be communicated to Participants and Beneficiaries prior to the effective date thereof. No amendment or termination shall decrease a Participant's Deferral Benefit accrued prior to the effective date of the amendment or termination. The Board reserves the right to unilaterally shorten the Deferral Period of any Participant hereunder in its sole discretion if, in its sole discretion, it determines that to do so will be fair and equitable to the Participant.

                                   ARTICLE XIV
                                  Miscellaneous
                                  -------------

     14.1 Non-assignability. The interests of each Participant under the Plan
          -----------------
are not subject to claims of the Participant's creditors; and neither the Participant nor his Beneficiary shall have any right to sell, assign, transfer or otherwise convey the right to receive any payments hereunder or any interest under the Plan, which payments and interest are expressly declared to be non-assignable and non-transferable.

     14.2 Notices and Elections. All notices required to be given in writing and
          ---------------------
all elections required to be made in writing under any provision of the Plan shall be invalid unless made on such forms as may be provided or approved by the Administrator and, in the case of a notice or election by a Participant or Beneficiary, unless executed by the Participant or Beneficiary giving such notice or making such election. Notices and elections shall be deemed given or made when received by any member of the committee that serves as Administrator.

     14.3 Delegation of Authority. Whenever the Corporation is permitted or
          -----------------------
required to perform any act, such act may be performed by its Chief Executive Officer or President or other person duly authorized by its Chief Executive Officer or President or its Board.

     14.4 Service of Process. The Administrator shall be the agent for service
          ------------------
of process on the Plan.

     14.5 Governing Law. The Plan shall be construed, enforced and administered
          -------------
in accordance with the laws of the Commonwealth of Virginia.

     14.6 Binding Effect. The Plan shall be binding upon and inure to the
          --------------
benefit of the Corporation, its successors and assigns, and the Participant and his heirs, executors, administrators and legal representatives.

     14.7 Severability. If any provision of the Plan should for any reason be
          ------------
declared invalid or unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless remain in full force and effect.

     14.8 Gender and Number. In the construction of the Plan, the masculine
          -----------------
shall include the feminine or neuter and the singular shall include the plural and vice-versa in all cases where such meanings would be appropriate.

     14.9 Titles and Captions. Titles and captions and headings herein have been
          -------------------
inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.